July 26, 2023	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS THIRD QUARTER OF
FISCAL 2023 RESULTS

•Domestic Private Client Group net new assets(1)(2) of $14.4 billion for the fiscal third quarter, 5.4% annualized growth rate from beginning of period assets
•Record quarterly net revenues of $2.91 billion, up 7% over the prior year’s fiscal third quarter and 1% over the preceding quarter
•Quarterly net income available to common shareholders of $369 million, or $1.71 per diluted share, and quarterly adjusted net income available to common shareholders of $399 million(3), or $1.85 per diluted share(3)
•Record client assets under administration of $1.28 trillion and financial assets under management of $200.7 billion
•Net interest income and Raymond James Bank Deposit Program (“RJBDP”) fees from third-party banks of $708 million during the quarter, up 91% over the prior year’s fiscal third quarter and down 3% compared to the preceding quarter
•Record net revenues of $8.57 billion and record net income available to common shareholders of $1.30 billion for the first nine months of fiscal 2023, up 5% and 22%, respectively, over the first nine months of fiscal 2022
•Annualized return on common equity of 17.9% and annualized adjusted return on tangible common equity of 22.7%(3) for the first nine months of fiscal 2023

ST. PETERSBURG, Fla – Raymond James Financial, Inc. (NYSE: RJF) today reported record net revenues of $2.91 billion and net income available to common shareholders of $369 million, or $1.71 per diluted share, for the fiscal third quarter ended June 30, 2023. Excluding $40 million of expenses related to acquisitions, quarterly adjusted net income available to common shareholders was $399 million(3), or $1.85 per diluted share(3).

Record quarterly net revenues increased 7% over the prior year’s fiscal third quarter. The benefit of higher short-term interest rates on net interest income and RJBDP fees from third-party banks more than offset declines in investment banking revenues, brokerage revenues, and asset management and related administrative fees. The 1% sequential increase in quarterly net revenues was primarily due to higher asset management and related administrative fees.

Quarterly net income available to common shareholders increased 23% over the prior year’s fiscal third quarter, driven primarily by higher net interest income and RJBDP fees from third-party banks which were partially offset by elevated provisions for legal and regulatory matters. Sequentially, net income available to common shareholders decreased 13%. Quarterly results were negatively impacted by elevated provisions for legal and regulatory matters of approximately $65 million and bank loan provision for credit losses of $54 million.

For the first nine months of the fiscal year, record net revenues of $8.57 billion increased 5%, record earnings per diluted common share of $5.95 increased 19%, and adjusted earnings per diluted common share of $6.17(3) increased 14% over the first nine months of fiscal 2022. The Private Client Group segment generated record net
Please refer to the footnotes at the end of this press release for additional information.

revenues and record pre-tax income during the first nine months of the fiscal year. Annualized return on common equity was 17.9% and annualized adjusted return on tangible common equity was 22.7%(3).

“Through the strength of our businesses and perseverance of our advisors and associates, we generated record net revenues and record net income to common shareholders during the first nine months of the fiscal year, up 5% and 22%, respectively, over fiscal 2022 despite challenging macroeconomic conditions,” said Chair and CEO Paul Reilly. “Importantly, our strong capital ratios and flexible balance sheet keep us well-positioned as we look forward.”

Segment Results
Private Client Group

•Domestic Private Client Group net new assets(1)(2) of $14.4 billion for the fiscal third quarter, 5.4% annualized growth rate from beginning of period assets
•Record quarterly net revenues of $2.18 billion, up 11% over the prior year’s fiscal third quarter and 2% over the preceding quarter
•Quarterly pre-tax income of $411 million, up 64% over the prior year’s fiscal third quarter and down 7% compared to the preceding quarter
•Record Private Client Group assets under administration of $1.23 trillion, up 15% compared to June 2022 and 5% over March 2023
•Record Private Client Group assets in fee-based accounts of $697.0 billion, up 15% compared to June 2022 and 5% over March 2023
•Total clients’ domestic cash sweep and Enhanced Savings Program (“ESP”) balances of $58.0 billion, down 24% compared to June 2022 and up 11% over March 2023

The year-over-year growth in quarterly net revenues and pre-tax income was driven primarily by increases in RJBDP fees and net interest income, which more than offset market-driven declines in asset management and related administrative fees and brokerage revenues. Sequentially, quarterly net revenues grew 2% driven by higher asset management and related administrative fees, which were offset by a decline in RJBDP fees due to lower cash sweep balances, and lower brokerage revenues. However, quarterly pre-tax income declined 7% compared to the preceding quarter driven by higher provisions for legal and regulatory matters and seasonally higher advisor recognition events and conference expenses.

Total clients’ domestic cash sweep and ESP balances grew 11% over March 2023. The increase reflects strong growth in ESP balances which more than offset a modest decline in cash sweep balances largely due to quarterly fee billings and income tax payments. Reflecting higher short-term interest rates, the average yield on RJBDP third-party bank balances increased 12 basis points to 3.37% in the fiscal third quarter.

“Financial advisor retention and recruiting are strong across our multiple affiliation options driven by our advisor and client-focused culture and leading technology and product solutions,” said Reilly. “For example, our recently-launched Enhanced Savings Program ended the quarter at $11.2 billion, as advisors and their clients continue to value this attractive offering.”

Please refer to the footnotes at the end of this press release for additional information.

Capital Markets

•Quarterly net revenues of $276 million, down 28% compared to the prior year’s fiscal third quarter and 9% compared to the preceding quarter
•Quarterly pre-tax loss of $34 million
•Quarterly investment banking revenues of $141 million, down 35% compared to the prior year’s fiscal third quarter and 3% compared to the preceding quarter

The year-over-year decline in quarterly net revenues and pre-tax income was largely attributable to lower investment banking and fixed income brokerage revenues. Compensation expense declined 9% driven by lower variable compensation, partially offset by amortization of deferred compensation and additional compensation related to growth investments.

“Investment banking activity across the industry remains muted,” said Reilly. “While the investment banking pipeline remains healthy and new business activity is solid, the timing of closings is largely dependent on improving market conditions.”

Asset Management

•Quarterly net revenues of $226 million, down 1% compared to the prior year’s fiscal third quarter and up 5% over the preceding quarter
•Quarterly pre-tax income of $89 million, down 4% compared to the prior year’s fiscal third quarter and up 9% over the preceding quarter
•Financial assets under management of $200.7 billion, up 10% over June 2022 and 3% over March 2023

Financial assets under management of $200.7 billion grew 10% over the prior-year quarter and 3% over the preceding quarter. The increase in financial assets under management was primarily the result of higher equity markets, along with net inflows into fee-based accounts in the Private Client Group.

Bank

•Quarterly net revenues of $514 million, up 86% over the prior year’s fiscal third quarter and down 5% compared to the preceding quarter
•Quarterly pre-tax income of $66 million, down 11% compared to the prior year’s fiscal third quarter and 27% compared to the preceding quarter
•Bank segment net interest margin (“NIM”) of 3.26% for the quarter, up 85 basis points over the prior year’s fiscal third quarter and down 37 basis points compared to the preceding quarter
•Net loans of $43.3 billion, up 4% over June 2022 and down 1% compared to March 2023

Quarterly net revenues increased over the prior-year quarter driven by higher asset balances and the favorable impact from higher short-term interest rates. Sequentially, quarterly net revenues declined 5% due to lower net interest income. The Bank segment’s NIM decreased 37 basis points during the quarter to 3.26%, primarily due to increased interest expense from higher-cost funding as ESP balances replaced a portion of lower-cost RJBDP client cash sweep balances. Net loans increased 4% over the prior-year quarter and declined 1% compared to the preceding quarter primarily driven by lower corporate loans. Quarterly bank loan provision for credit losses of $54 million increased over the preceding quarter primarily due to weaker macroeconomic assumptions for the Moody’s CRE Price Index in the Current Expected Credit Loss (“CECL”) model. Despite a higher provision, the credit quality of the loan portfolio is solid, with criticized loans as a percent of total loans held for investment ending the quarter at 0.94%, down from 1.63% at June 2022 and up slightly from 0.92% at March 2023. Bank loan allowance for credit losses as a percent of total loans held for investment was 1.04%, and bank loan allowance for credit losses on corporate loans as a percent of corporate loans held for investment was 1.90%.

Please refer to the footnotes at the end of this press release for additional information.

Other

During the fiscal third quarter, the firm repurchased 3.31 million shares of common stock for $300 million at an average price of $91 per share. As of July 26, 2023, approximately $750 million remained available under the Board’s approved common stock repurchase authorization. At the end of the quarter, the total capital ratio was 22.0%(4) and the tier 1 leverage ratio was 11.4%(4), both well above regulatory requirements.

A conference call to discuss the results will take place today, Wednesday, July 26, at 5:00 p.m. ET. The live audio webcast, and the presentation which management will review on the call, will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. For a listen-only connection to the conference call, please dial: 877-252-3031 (conference code: 22027631). An audio replay of the call will be available at the same location until October 26, 2023.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,700 financial advisors. Total client assets are $1.28 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions, divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, is intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Fiscal Third Quarter of 2023	Selected Financial Highlights (Unaudited)

Summary results of operations

$ in millions, except per share amounts	Three months ended			% change from
	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2022	March 31, 2023
Net revenues	$2,907	$2,718	$2,873	7%	1%
Pre-tax income	$486	$415	$557	17%	(13)%
Net income available to common shareholders	$369	$299	$425	23%	(13)%

Earnings per common share: (5)
Basic	$1.75	$1.41	$1.97	24%	(11)%
Diluted	$1.71	$1.38	$1.93	24%	(11)%

Non-GAAP measures: (3)
Adjusted pre-tax income	$526	$480	$585	10%	(10)%
Adjusted net income available to common shareholders	$399	$348	$446	15%	(11)%
Adjusted earnings per common share – basic (5)	$1.89	$1.65	$2.07	15%	(9)%
Adjusted earnings per common share – diluted (5)	$1.85	$1.61	$2.03	15%	(9)%

	Nine months ended
$ in millions, except per share amounts	June 30, 2023	June 30, 2022	% change
Net revenues	$8,566	$8,172	5%
Pre-tax income	$1,695	$1,406	21%
Net income available to common shareholders	$1,301	$1,068	22%

Earnings per common share: (5)
Basic	$6.09	$5.12	19%
Diluted	$5.95	$4.99	19%

Non-GAAP measures: (3)
Adjusted pre-tax income	$1,760	$1,523	16%
Adjusted net income available to common shareholders	$1,350	$1,156	17%
Adjusted earnings per common share – basic (5)	$6.32	$5.55	14%
Adjusted earnings per common share – diluted (5)	$6.17	$5.41	14%

Other selected financial highlights	Three months ended			Nine months ended
	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2023	June 30, 2022
Return on common equity (6)	14.9%	13.3%	17.3%	17.9%	16.3%
Adjusted return on common equity (3) (6)	16.1%	15.4%	18.2%	18.5%	17.6%
Adjusted return on tangible common equity (3) (6)	19.7%	18.1%	22.3%	22.7%	20.1%
Pre-tax margin (7)	16.7%	15.3%	19.4%	19.8%	17.2%
Adjusted pre-tax margin (3) (7)	18.1%	17.7%	20.4%	20.5%	18.6%
Total compensation ratio (8)	63.7%	67.5%	63.3%	63.1%	68.2%
Adjusted total compensation ratio (3) (8)	62.7%	66.8%	62.8%	62.4%	67.6%
Effective tax rate	24.1%	27.5%	23.3%	23.0%	23.9%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Third Quarter of 2023

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
$ in millions, except per share amounts	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2022	March 31, 2023
Revenues:
Asset management and related administrative fees	$1,373	$1,427	$1,302	(4)%	5%
Brokerage revenues:
Securities commissions	356	385	369	(8)%	(4)%
Principal transactions	105	128	127	(18)%	(17)%
Total brokerage revenues	461	513	496	(10)%	(7)%
Account and service fees	264	211	258	25%	2%
Investment banking	151	223	154	(32)%	(2)%
Interest income	987	374	915	164%	8%
Other	57	30	32	90%	78%
Total revenues	3,293	2,778	3,157	19%	4%
Interest expense	(386)	(60)	(284)	543%	36%
Net revenues	2,907	2,718	2,873	7%	1%
Non-interest expenses:
Compensation, commissions and benefits (9)	1,851	1,834	1,820	1%	2%
Non-compensation expenses:
Communications and information processing	149	129	153	16%	(3)%
Occupancy and equipment	68	65	68	5%	—%
Business development	66	58	54	14%	22%
Investment sub-advisory fees	40	38	36	5%	11%
Professional fees	35	38	38	(8)%	(8)%
Bank loan provision for credit losses (10)	54	56	28	(4)%	93%
Other (10) (11)	158	85	119	86%	33%
Total non-compensation expenses	570	469	496	22%	15%
Total non-interest expenses	2,421	2,303	2,316	5%	5%
Pre-tax income	486	415	557	17%	(13)%
Provision for income taxes	117	114	130	3%	(10)%
Net income	369	301	427	23%	(14)%
Preferred stock dividends	—	2	2	(100)%	(100)%
Net income available to common shareholders	$369	$299	$425	23%	(13)%

Earnings per common share – basic (5)	$1.75	$1.41	$1.97	24%	(11)%
Earnings per common share – diluted (5)	$1.71	$1.38	$1.93	24%	(11)%
Weighted-average common shares outstanding – basic	210.1	210.7	214.3	—%	(2)%
Weighted-average common and common equivalent shares outstanding – diluted	214.8	215.7	219.2	—%	(2)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Third Quarter of 2023

Consolidated Statements of Income (Unaudited)

	Nine months ended
$ in millions, except per share amounts	June 30, 2023	June 30, 2022	% change
Revenues:
Asset management and related administrative fees	$3,917	$4,273	(8)%
Brokerage revenues:
Securities commissions	1,077	1,232	(13)%
Principal transactions	364	403	(10)%
Total brokerage revenues	1,441	1,635	(12)%
Account and service fees	811	567	43%
Investment banking	446	883	(49)%
Interest income	2,729	841	224%
Other	133	108	23%
Total revenues	9,477	8,307	14%
Interest expense	(911)	(135)	575%
Net revenues	8,566	8,172	5%
Non-interest expenses:
Compensation, commissions and benefits (9)	5,407	5,570	(3)%
Non-compensation expenses:
Communications and information processing	441	368	20%
Occupancy and equipment	202	186	9%
Business development	176	127	39%
Investment sub-advisory fees	110	116	(5)%
Professional fees	105	93	13%
Bank loan provision for credit losses (10)	96	66	45%
Other (10) (11) (12)	334	240	39%
Total non-compensation expenses	1,464	1,196	22%
Total non-interest expenses	6,871	6,766	2%
Pre-tax income	1,695	1,406	21%
Provision for income taxes	390	336	16%
Net income	1,305	1,070	22%
Preferred stock dividends	4	2	100%
Net income available to common shareholders	$1,301	$1,068	22%

Earnings per common share – basic (5)	$6.09	$5.12	19%
Earnings per common share – diluted (5)	$5.95	$4.99	19%
Weighted-average common shares outstanding – basic	213.0	208.1	2%
Weighted-average common and common equivalent shares outstanding – diluted	218.0	213.5	2%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Fiscal Third Quarter of 2023	(Unaudited)

	As of				% change from
$ in millions, except per share amounts	June 30, 2023		June 30, 2022	March 31, 2023	June 30, 2022	March 31, 2023
Total assets	$77,633		$86,111	$79,180	(10)%	(2)%
Total common equity attributable to Raymond James Financial, Inc.	$9,870		$9,395	$9,875	5%	—%
Book value per share (13)	$47.34		$43.60	$46.67	9%	1%
Tangible book value per share (3) (13)	$38.71		$35.79	$38.14	8%	1%

Capital ratios:
Tier 1 leverage	11.4%	(4)	10.8%	11.5%
Tier 1 capital	20.6%	(4)	20.0%	20.1%
Common equity tier 1	20.4%	(4)	20.0%	19.9%
Total capital	22.0%	(4)	21.5%	21.4%

Client asset metrics ($ in billions)	As of			% change from
	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2022	March 31, 2023
Client assets under administration	$1,280.9	$1,125.3	$1,224.4	14%	5%
Private Client Group assets under administration	$1,227.0	$1,068.8	$1,171.1	15%	5%
Private Client Group assets in fee-based accounts	$697.0	$606.7	$666.3	15%	5%
Financial assets under management	$200.7	$182.4	$194.4	10%	3%

Net new assets metrics (1)($ in millions)	Three months ended			Nine months ended
	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2023	June 30, 2022
Domestic Private Client Group net new assets (2)	$14,386	$14,663	$21,473	$59,085	$74,857
Domestic Private Client Group net new assets growth — annualized (2)	5.4%	5.4%	8.4%	8.3%	9.5%

Clients’ domestic cash sweep and Enhanced Savings Program balances ($ in millions)	As of			% change from
	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2022	March 31, 2023
Raymond James Bank Deposit Program (“RJBDP”): (14)
Bank segment (14)	$27,915	$36,646	$37,682	(24)%	(26)%
Third-party banks	16,923	25,478	9,408	(34)%	80%
Subtotal RJBDP	44,838	62,124	47,090	(28)%	(5)%
Client Interest Program	1,915	13,717	2,385	(86)%	(20)%
Total clients’ domestic cash sweep balances	46,753	75,841	49,475	(38)%	(6)%
Enhanced Savings Program (15)	11,225	—	2,746	NM	309%
Total clients’ domestic cash sweep and Enhanced Savings Program balances	$57,978	$75,841	$52,221	(24)%	11%

	Three months ended			Nine months ended
	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2023	June 30, 2022
Average yield on RJBDP - third-party banks (16)	3.37%	0.88%	3.25%	3.05%	0.50%

Private Client Group financial advisors	As of			% change from
	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2022	March 31, 2023
Employees	3,654	3,615	3,628	1%	1%
Independent contractors (2)	5,050	5,001	5,098	1%	(1)%
Total advisors (2)	8,704	8,616	8,726	1%	—%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Third Quarter of 2023	(Unaudited)

The following tables present our consolidated average interest-earning asset and interest-bearing liability balances, interest income and expense and the related rates.

	Three months ended
	June 30, 2023			June 30, 2022			March 31, 2023
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
	INTEREST-EARNING ASSETS
Bank segment
Cash and cash equivalents	$5,502	$70	5.08%	$1,603	$3	0.94%	$3,093	$36	4.64%
Available-for-sale securities	10,737	56	2.07%	9,972	37	1.47%	10,869	54	2.00%
Loans held for sale and investment: (17)
Loans held for investment:
Securities-based loans (“SBL”) (18)	14,200	251	7.02%	9,854	78	3.09%	14,493	240	6.63%
Commercial and industrial (“C&I”) loans	10,916	198	7.19%	9,606	76	3.14%	11,236	188	6.69%
Commercial real estate (“CRE”) loans	7,097	136	7.53%	4,338	36	3.30%	6,961	123	7.07%
Real estate investment trust (“REIT”) loans	1,716	31	7.30%	1,379	11	3.20%	1,671	31	7.11%
Residential mortgage loans	8,279	67	3.22%	6,334	44	2.77%	7,979	62	3.13%
Tax-exempt loans (19)	1,629	11	3.17%	1,329	8	3.16%	1,652	10	3.16%
Loans held for sale	195	4	9.63%	222	2	3.08%	170	3	7.23%
Total loans held for sale and investment	44,032	698	6.31%	33,062	255	3.08%	44,162	657	5.97%
All other interest-earning assets	126	2	5.56%	123	1	3.13%	153	2	5.80%
Interest-earning assets — Bank segment	$60,397	$826	5.44%	$44,760	$296	2.64%	$58,277	$749	5.16%
All other segments
Cash and cash equivalents	$2,820	$39	5.51%	$3,945	$7	0.63%	$3,130	$39	5.10%
Assets segregated for regulatory purposes and restricted cash	4,236	47	4.69%	17,337	28	0.63%	4,856	55	4.36%
Trading assets — debt securities	1,025	13	5.00%	377	4	4.87%	1,057	13	5.05%
Brokerage client receivables	2,105	42	8.14%	2,555	24	3.87%	2,205	41	7.66%
All other interest-earning assets	1,830	20	3.52%	2,117	15	2.90%	1,817	18	3.12%
Interest-earning assets — all other segments	$12,016	$161	5.34%	$26,331	$78	1.17%	$13,065	$166	4.98%
Total interest-earning assets	$72,413	$987	5.42%	$71,091	$374	2.11%	$71,342	$915	5.13%

	INTEREST-BEARING LIABILITIES
Bank Segment
Bank deposits:
Money market and savings accounts (14)	$38,757	$130	1.35%	$37,214	$11	0.12%	$44,554	$132	1.20%
Interest-bearing demand deposits (15)	12,877	157	4.86%	2,216	7	1.25%	5,620	62	4.47%
Certificates of deposit	2,806	30	4.24%	842	3	1.58%	1,859	16	3.57%
Total bank deposits (20)	54,440	317	2.33%	40,272	21	0.21%	52,033	210	1.64%
FHLB advances and all other interest-bearing liabilities	1,478	12	3.18%	1,114	5	1.73%	1,452	9	2.80%
Interest-bearing liabilities — Bank segment	$55,918	$329	2.35%	$41,386	$26	0.25%	$53,485	$219	1.67%
All other segments
Trading liabilities — debt securities	$703	$9	5.18%	$164	$1	2.76%	$725	$7	4.14%
Brokerage client payables	5,184	17	1.48%	16,892	3	0.08%	6,044	23	1.52%
Senior notes payable	2,038	23	4.44%	2,037	23	4.44%	2,038	23	4.44%
All other interest-bearing liabilities (20)	579	8	3.88%	363	7	2.73%	603	12	3.72%
Interest-bearing liabilities — all other segments	$8,504	$57	2.66%	$19,456	$34	0.70%	$9,410	$65	2.43%
Total interest-bearing liabilities	$64,422	$386	2.39%	$60,842	$60	0.40%	$62,895	$284	1.78%
Firmwide net interest income		$601			$314			$631
Net interest margin (net yield on interest-earning assets)
Bank segment			3.26%			2.41%			3.63%
Firmwide			3.33%			1.77%			3.59%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Third Quarter of 2023	(Unaudited)

	Nine months ended
	June 30, 2023			June 30, 2022
$ in millions	Average balance	Interest	Average rate	Average balance	Interest	Average rate
	INTEREST-EARNING ASSETS
Bank segment
Cash and cash equivalents	$3,637	$128	4.66%	$1,785	$5	0.42%
Available-for-sale securities	10,886	163	1.99%	9,116	84	1.23%
Loans held for sale and investment: (17)
Loans held for investment:
SBL (18)	14,580	717	6.49%	7,630	152	2.62%
C&I loans	11,109	555	6.59%	8,989	185	2.72%
CRE loans	6,951	369	6.99%	3,476	76	2.90%
REIT loans	1,671	86	6.80%	1,278	27	2.76%
Residential mortgage loans	7,960	186	3.12%	5,851	119	2.69%
Tax-exempt loans (19)	1,625	31	3.13%	1,305	25	3.18%
Loans held for sale	184	10	7.46%	243	6	2.98%
Total loans held for sale and investment	44,080	1,954	5.88%	28,772	590	2.73%
All other interest-earning assets	141	6	5.54%	127	3	2.66%
Interest-earning assets — Bank segment	$58,744	$2,251	5.08%	$39,800	$682	2.28%
All other segments
Cash and cash equivalents	$3,084	$111	4.81%	$4,034	$11	0.35%
Assets segregated for regulatory purposes and restricted cash	5,125	152	3.96%	15,879	39	0.32%
Trading assets — debt securities	1,055	40	5.05%	452	13	3.90%
Brokerage client receivables	2,236	124	7.46%	2,533	66	3.50%
All other interest-earning assets	1,829	51	3.25%	1,892	30	2.20%
Interest-earning assets — all other segments	$13,329	$478	4.73%	$24,790	$159	0.86%
Total interest-earning assets	$72,073	$2,729	5.02%	$64,590	$841	1.74%

	INTEREST-BEARING LIABILITIES
Bank Segment
Bank deposits:
Money market and savings accounts (14)	$42,828	$383	1.20%	$34,099	$12	0.05%
Interest-bearing demand deposits (15)	7,881	266	4.49%	909	10	1.26%
Certificates of deposit	1,960	54	3.66%	806	10	1.76%
Total bank deposits (20)	52,669	703	1.78%	35,814	32	0.12%
FHLB advances and all other interest-bearing liabilities	1,408	30	2.82%	928	14	2.06%
Interest-bearing liabilities — Bank segment	$54,077	$733	1.81%	$36,742	$46	0.17%
All other segments
Trading liabilities — debt securities	$736	$26	4.80%	$179	$3	1.97%
Brokerage client payables	6,291	57	1.25%	16,741	4	0.03%
Senior notes payable	2,038	69	4.44%	2,037	69	4.44%
All other interest-bearing liabilities (20)	655	26	4.06%	231	13	7.45%
Interest-bearing liabilities — all other segments	$9,720	$178	2.38%	$19,188	$89	0.61%
Total interest-bearing liabilities	$63,797	$911	1.90%	$55,930	$135	0.32%
Firmwide net interest income		$1,818			$706
Net interest margin (net yield on interest-earning assets)
Bank segment			3.41%			2.14%
Firmwide			3.37%			1.46%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2023	(Unaudited)

	Three months ended			% change from
$ in millions	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2022	March 31, 2023
Net revenues:
Private Client Group	$2,182	$1,958	$2,144	11%	2%
Capital Markets	276	383	302	(28)%	(9)%
Asset Management	226	228	216	(1)%	5%
Bank	514	276	540	86%	(5)%
Other (21)	15	(21)	10	NM	50%
Intersegment eliminations	(306)	(106)	(339)	189%	(10)%
Total net revenues	$2,907	$2,718	$2,873	7%	1%

Pre-tax income/(loss):
Private Client Group	$411	$251	$441	64%	(7)%
Capital Markets	(34)	61	(34)	NM	—%
Asset Management	89	93	82	(4)%	9%
Bank	66	74	91	(11)%	(27)%
Other (21)	(46)	(64)	(23)	28%	(100)%
Pre-tax income	$486	$415	$557	17%	(13)%

	Nine months ended
$ in millions	June 30, 2023	June 30, 2022	% change
Net revenues:
Private Client Group	$6,389	$5,719	12%
Capital Markets	873	1,410	(38)%
Asset Management	649	698	(7)%
Bank	1,562	656	138%
Other (21)	34	(54)	NM
Intersegment eliminations	(941)	(257)	266%
Total net revenues	$8,566	$8,172	5%

Pre-tax income/(loss):
Private Client Group	$1,286	$659	95%
Capital Markets	(84)	349	NM
Asset Management	251	303	(17)%
Bank	293	259	13%
Other (12) (21)	(51)	(164)	69%
Pre-tax income	$1,695	$1,406	21%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2023	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2022	March 31, 2023
Revenues:
Asset management and related administrative fees	$1,164	$1,214	$1,102	(4)%	6%
Brokerage revenues:
Mutual and other fund products	135	149	135	(9)%	—%
Insurance and annuity products	103	109	113	(6)%	(9)%
Equities, ETFs and fixed income products	111	115	116	(3)%	(4)%
Total brokerage revenues	349	373	364	(6)%	(4)%
Account and service fees:
Mutual fund and annuity service fees	103	102	105	1%	(2)%
RJBDP fees: (14)
Bank segment (14)	277	79	311	251%	(11)%
Third-party banks	107	56	100	91%	7%
Client account and other fees	59	59	56	—%	5%
Total account and service fees	546	296	572	84%	(5)%
Investment banking	9	6	9	50%	—%
Interest income	114	68	117	68%	(3)%
All other	25	11	9	127%	178%
Total revenues	2,207	1,968	2,173	12%	2%
Interest expense	(25)	(10)	(29)	150%	(14)%
Net revenues	2,182	1,958	2,144	11%	2%
Non-interest expenses:
Financial advisor compensation and benefits	1,151	1,187	1,118	(3)%	3%
Administrative compensation and benefits	355	306	345	16%	3%
Total compensation, commissions and benefits	1,506	1,493	1,463	1%	3%
Non-compensation expenses	265	214	240	24%	10%
Total non-interest expenses	1,771	1,707	1,703	4%	4%
Pre-tax income	$411	$251	$441	64%	(7)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2023	(Unaudited)

Private Client Group

	Nine months ended
$ in millions	June 30, 2023	June 30, 2022	% change
Revenues:
Asset management and related administrative fees	$3,319	$3,621	(8)%
Brokerage revenues:
Mutual and other fund products	398	486	(18)%
Insurance and annuity products	320	330	(3)%
Equities, ETFs and fixed income products	340	351	(3)%
Total brokerage revenues	1,058	1,167	(9)%
Account and service fees:
Mutual fund and annuity service fees	306	325	(6)%
RJBDP fees: (14)
Bank segment (14)	856	178	381%
Third-party banks	344	93	270%
Client account and other fees	175	161	9%
Total account and service fees	1,681	757	122%
Investment banking	27	28	(4)%
Interest income	340	138	146%
All other	40	24	67%
Total revenues	6,465	5,735	13%
Interest expense	(76)	(16)	375%
Net revenues	6,389	5,719	12%
Non-interest expenses:
Financial advisor compensation and benefits	3,344	3,605	(7)%
Administrative compensation and benefits	1,042	878	19%
Total compensation, commissions and benefits	4,386	4,483	(2)%
Non-compensation expenses	717	577	24%
Total non-interest expenses	5,103	5,060	1%
Pre-tax income	$1,286	$659	95%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2023	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2022	March 31, 2023
Revenues:
Brokerage revenues:
Fixed income	$78	$107	$96	(27)%	(19)%
Equity	32	32	34	—%	(6)%
Total brokerage revenues	110	139	130	(21)%	(15)%
Investment banking:
Merger & acquisition and advisory	88	147	87	(40)%	1%
Equity underwriting	25	36	29	(31)%	(14)%
Debt underwriting	28	34	29	(18)%	(3)%
Total investment banking	141	217	145	(35)%	(3)%
Interest income	21	6	21	250%	—%
Affordable housing investments business revenues	21	21	23	—%	(9)%
All other	4	3	3	33%	33%
Total revenues	297	386	322	(23)%	(8)%
Interest expense	(21)	(3)	(20)	600%	5%
Net revenues	276	383	302	(28)%	(9)%
Non-interest expenses:
Compensation, commissions and benefits	220	243	231	(9)%	(5)%
Non-compensation expenses	90	79	105	14%	(14)%
Total non-interest expenses	310	322	336	(4)%	(8)%
Pre-tax income/(loss)	$(34)	$61	$(34)	NM	—%

	Nine months ended
$ in millions	June 30, 2023	June 30, 2022	% change
Revenues:
Brokerage revenues:
Fixed income	$274	$352	(22)%
Equity	100	112	(11)%
Total brokerage revenues	374	464	(19)%
Investment banking:
Merger & acquisition and advisory	277	557	(50)%
Equity underwriting	69	185	(63)%
Debt underwriting	73	113	(35)%
Total investment banking	419	855	(51)%
Interest income	65	16	306%
Affordable housing investments business revenues	68	71	(4)%
All other	11	12	(8)%
Total revenues	937	1,418	(34)%
Interest expense	(64)	(8)	700%
Net revenues	873	1,410	(38)%
Non-interest expenses:
Compensation, commissions and benefits	664	827	(20)%
Non-compensation expenses	293	234	25%
Total non-interest expenses	957	1,061	(10)%
Pre-tax income/(loss)	$(84)	$349	NM
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2023	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2022	March 31, 2023
Revenues:
Asset management and related administrative fees:
Managed programs	$146	$145	$140	1%	4%
Administration and other	71	75	66	(5)%	8%
Total asset management and related administrative fees	217	220	206	(1)%	5%
Account and service fees	5	5	6	—%	(17)%
All other	4	3	4	33%	—%
Net revenues	226	228	216	(1)%	5%
Non-interest expenses:
Compensation, commissions and benefits	51	49	52	4%	(2)%
Non-compensation expenses	86	86	82	—%	5%
Total non-interest expenses	137	135	134	1%	2%
Pre-tax income	$89	$93	$82	(4)%	9%

	Nine months ended
$ in millions	June 30, 2023	June 30, 2022	% change
Revenues:
Asset management and related administrative fees:
Managed programs	$420	$445	(6)%
Administration and other	200	228	(12)%
Total asset management and related administrative fees	620	673	(8)%
Account and service fees	16	17	(6)%
All other	13	8	63%
Net revenues	649	698	(7)%
Non-interest expenses:
Compensation, commissions and benefits	150	142	6%
Non-compensation expenses	248	253	(2)%
Total non-interest expenses	398	395	1%
Pre-tax income	$251	$303	(17)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2022	(Unaudited)

Bank

	Three months ended			% change from
$ in millions	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2022	March 31, 2023
Revenues:
Interest income	$826	$296	$749	179%	10%
Interest expense	(329)	(26)	(219)	1,165%	50%
Net interest income	497	270	530	84%	(6)%
All other	17	6	10	183%	70%
Net revenues	514	276	540	86%	(5)%
Non-interest expenses:
Compensation and benefits	48	21	48	129%	—%
Non-compensation expenses:
Bank loan provision for credit losses	54	56	28	(4)%	93%
RJBDP fees to Private Client Group (14)	277	79	311	251%	(11)%
All other	69	46	62	50%	11%
Total non-compensation expenses	400	181	401	121%	—%
Total non-interest expenses	448	202	449	122%	—%
Pre-tax income	$66	$74	$91	(11)%	(27)%

	Nine months ended
$ in millions	June 30, 2023	June 30, 2022	% change
Revenues:
Interest income	$2,251	$682	230%
Interest expense	(733)	(46)	1,493%
Net interest income	1,518	636	139%
All other	44	20	120%
Net revenues	1,562	656	138%
Non-interest expenses:
Compensation and benefits	136	48	183%
Non-compensation expenses:
Bank loan provision for credit losses	96	66	45%
RJBDP fees to Private Client Group (14)	856	178	381%
All other	181	105	72%
Total non-compensation expenses	1,133	349	225%
Total non-interest expenses	1,269	397	220%
Pre-tax income	$293	$259	13%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2023	(Unaudited)

Other (21)

	Three months ended			% change from
$ in millions	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2022	March 31, 2023
Revenues:
Interest income	$37	$6	$36	517%	3%
Net gains/(losses) on private equity investments	2	(3)	1	NM	100%
Total revenues	39	3	37	1,200%	5%
Interest expense	(24)	(24)	(27)	—%	(11)%
Net revenues	15	(21)	10	NM	50%
Non-interest expenses:
Compensation and benefits	27	28	26	(4)%	4%
All other	34	15	7	127%	386%
Total non-interest expenses	61	43	33	42%	85%
Pre-tax loss	$(46)	$(64)	$(23)	28%	(100)%

	Nine months ended
$ in millions	June 30, 2023	June 30, 2022	% change
Revenues:
Interest income	$103	$10	930%
Net gains on private equity investments	5	—	NM
All other	1	7	(86)%
Total revenues	109	17	541%
Interest expense	(75)	(71)	6%
Net revenues	34	(54)	NM
Non-interest expenses:
Compensation and benefits	71	70	1%
Insurance settlement received (12)	(32)	—	NM
All other	46	40	15%
Total non-interest expenses	85	110	(23)%
Pre-tax loss	$(51)	$(164)	69%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Bank Segment Selected Key Metrics
Fiscal Third Quarter of 2023	(Unaudited)

Bank Segment

Our Bank segment includes Raymond James Bank and TriState Capital Bank.

	As of			% change from
$ in millions	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2022	March 31, 2023
Total assets	$59,506	$55,562	$60,400	7%	(1)%
Bank loans, net:
Raymond James Bank	$30,834	$30,053	$31,425	3%	(2)%
TriState Capital Bank	12,511	11,790	12,258	6%	2%
Total bank loans, net	$43,345	$41,843	$43,683	4%	(1)%
Bank loan allowance for credit losses	$456	$377	$415	21%	10%
Bank loan allowance for credit losses as a % of total loans held for investment	1.04%	0.90%	0.94%
Bank loan allowance for credit losses on corporate loans as a % of corporate loans held for investment (22)	1.90%	1.73%	1.67%
Total nonperforming assets	$127	$92	$99	38%	28%
Nonperforming assets as a % of total assets	0.21%	0.17%	0.16%
Total criticized loans	$411	$687	$403	(40)%	2%
Criticized loans as a % of loans held for investment	0.94%	1.63%	0.92%
Total bank deposits	$53,768	$49,887	$54,229	8%	(1)%

	Three months ended			% change from		Nine months ended
$ in millions	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2022	March 31, 2023	June 30, 2023	June 30, 2022	% change
Bank loan provision for credit losses (10)	$54	$56	$28	(4)%	93%	$96	$66	45%
Net charge-offs	$15	$10	$20	50%	(25)%	$37	$12	208%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Third Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provide useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

	Three months ended			Nine months ended
$ in millions	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2023	June 30, 2022
Net income available to common shareholders	$369	$299	$425	$1,301	$1,068
Non-GAAP adjustments:
Expenses directly related to acquisitions included in the following financial statement line items:
Compensation, commissions and benefits:
Acquisition-related retention (9)	18	16	17	53	41
Other acquisition-related compensation	10	2	—	10	2
Total “Compensation, commissions and benefits” expense	28	18	17	63	43
Professional fees	1	4	—	1	11
Bank loan provision for credit losses — Initial provision for credit losses on acquired loans (10)	—	26	—	—	26
Other:
Amortization of identifiable intangible assets (23)	11	8	11	33	22
Initial provision for credit losses on acquired lending commitments (10)	—	5	—	—	5
All other acquisition-related expenses	—	4	—	—	10
Total “Other” expense	11	17	11	33	37
Total expenses related to acquisitions	40	65	28	97	117
Other — Insurance settlement received (12)	—	—	—	(32)	—
Pre-tax impact of non-GAAP adjustments	40	65	28	65	117
Tax effect of non-GAAP adjustments	(10)	(16)	(7)	(16)	(29)
Total non-GAAP adjustments, net of tax	30	49	21	49	88
Adjusted net income available to common shareholders (3)	$399	$348	$446	$1,350	$1,156

Pre-tax income	$486	$415	$557	$1,695	$1,406
Pre-tax impact of non-GAAP adjustments (as detailed above)	40	65	28	65	117
Adjusted pre-tax income (3)	$526	$480	$585	$1,760	$1,523

Compensation, commissions and benefits expense	$1,851	$1,834	$1,820	$5,407	$5,570
Less: Total compensation-related acquisition expenses (as detailed above)	28	18	17	63	43
Adjusted “Compensation, commissions and benefits” expense (3)	$1,823	$1,816	$1,803	$5,344	$5,527

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Third Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended			Nine months ended
	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2023	June 30, 2022
Pre-tax margin (7)	16.7%	15.3%	19.4%	19.8%	17.2%
Impact of non-GAAP adjustments on pre-tax margin:
Compensation, commissions and benefits:
Acquisition-related retention (9)	0.7%	0.6%	0.5%	0.6%	0.5%
Other acquisition-related compensation	0.3%	0.1%	—%	0.1%	0.1%
Total “Compensation, commissions and benefits” expense	1.0%	0.7%	0.5%	0.7%	0.6%
Professional fees	—%	0.1%	—%	—%	0.1%
Bank loan provision for credit losses — Initial provision for credit losses on acquired loans (10)	—%	1.0%	—%	—%	0.3%
Other:
Amortization of identifiable intangible assets (23)	0.4%	0.3%	0.5%	0.4%	0.2%
Initial provision for credit losses on acquired lending commitments (10)	—%	0.2%	—%	—%	0.1%
All other acquisition-related expenses	—%	0.1%	—%	—%	0.1%
Total “Other” expense	0.4%	0.6%	0.5%	0.4%	0.4%
Total expenses related to acquisitions	1.4%	2.4%	1.0%	1.1%	1.4%
Other — Insurance settlement received (12)	—%	—%	—%	(0.4)%	—%
Total non-GAAP adjustments	1.4%	2.4%	1.0%	0.7%	1.4%
Adjusted pre-tax margin (3) (7)	18.1%	17.7%	20.4%	20.5%	18.6%

Total compensation ratio (8)	63.7%	67.5%	63.3%	63.1%	68.2%
Less the impact of non-GAAP adjustments on compensation ratio:
Acquisition-related retention (9)	0.7%	0.6%	0.5%	0.6%	0.5%
Other acquisition-related compensation	0.3%	0.1%	—%	0.1%	0.1%
Total “Compensation, commissions and benefits” expenses related to acquisitions	1.0%	0.7%	0.5%	0.7%	0.6%
Adjusted total compensation ratio (3) (8)	62.7%	66.8%	62.8%	62.4%	67.6%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Third Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended			Nine months ended
Earnings per common share (5)	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2023	June 30, 2022
Basic	$1.75	$1.41	$1.97	$6.09	$5.12
Impact of non-GAAP adjustments on basic earnings per common share:
Compensation, commissions and benefits:
Acquisition-related retention (9)	0.09	0.08	0.08	0.25	0.20
Other acquisition-related compensation	0.05	0.01	—	0.05	0.01
Total “Compensation, commissions and benefits” expense	0.14	0.09	0.08	0.30	0.21
Professional fees	—	0.02	—	—	0.05
Bank loan provision for credit losses — Initial provision for credit losses on acquired loans (10)	—	0.12	—	—	0.13
Other:
Amortization of identifiable intangible assets (23)	0.05	0.04	0.05	0.16	0.11
Initial provision for credit losses on acquired lending commitments (10)	—	0.02	—	—	0.02
All other acquisition-related expenses	—	0.02	—	—	0.05
Total “Other” expense	0.05	0.08	0.05	0.16	0.18
Total expenses related to acquisitions	0.19	0.31	0.13	0.46	0.57
Other — Insurance settlement received (12)	—	—	—	(0.15)	—
Tax effect of non-GAAP adjustments	(0.05)	(0.07)	(0.03)	(0.08)	(0.14)
Total non-GAAP adjustments, net of tax	0.14	0.24	0.10	0.23	0.43
Adjusted basic (3)	$1.89	$1.65	$2.07	$6.32	$5.55

Diluted	$1.71	$1.38	$1.93	$5.95	$4.99
Impact of non-GAAP adjustments on diluted earnings per common share:
Compensation, commissions and benefits:
Acquisition-related retention (9)	0.09	0.07	0.08	0.24	0.19
Other acquisition-related compensation	0.05	0.01	—	0.05	0.01
Total “Compensation, commissions and benefits” expense	0.14	0.08	0.08	0.29	0.20
Professional fees	—	0.02	—	—	0.05
Bank loan provision for credit losses — Initial provision for credit losses on acquired loans (10)	—	0.12	—	—	0.12
Other:
Amortization of identifiable intangible assets (23)	0.05	0.04	0.05	0.15	0.11
Initial provision for credit losses on acquired lending commitments (10)	—	0.02	—	—	0.02
All other acquisition-related expenses	—	0.02	—	—	0.05
Total “Other” expense	0.05	0.08	0.05	0.15	0.18
Total expenses related to acquisitions	0.19	0.30	0.13	0.44	0.55
Other — Insurance settlement received (12)	—	—	—	(0.15)	—
Tax effect of non-GAAP adjustments	(0.05)	(0.07)	(0.03)	(0.07)	(0.13)
Total non-GAAP adjustments, net of tax	0.14	0.23	0.10	0.22	0.42
Adjusted diluted (3)	$1.85	$1.61	$2.03	$6.17	$5.41
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Third Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

Book value per share	As of
$ in millions, except per share amounts	June 30, 2023	June 30, 2022	March 31, 2023
Total common equity attributable to Raymond James Financial, Inc.	$9,870	$9,395	$9,875
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	1,928	1,810	1,932
Deferred tax liabilities related to goodwill and identifiable intangible assets, net	(129)	(128)	(128)
Tangible common equity attributable to Raymond James Financial, Inc.	$8,071	$7,713	$8,071
Common shares outstanding	208.5	215.5	211.6
Book value per share (13)	$47.34	$43.60	$46.67
Tangible book value per share (3) (13)	$38.71	$35.79	$38.14

Return on common equity	Three months ended			Nine months ended
$ in millions	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2023	June 30, 2022
Average common equity (24)	$9,873	$8,999	$9,806	$9,705	$8,711
Impact of non-GAAP adjustments on average common equity:
Compensation, commissions and benefits:
Acquisition-related retention (9)	9	8	9	27	19
Other acquisition-related compensation	4	1	—	2	1
Total “Compensation, commissions and benefits” expense	13	9	9	29	20
Professional fees	1	2	—	—	5
Bank loan provision for credit losses — Initial provision for credit losses on acquired loans (10)	—	13	—	—	7
Other:
Amortization of identifiable intangible assets (23)	6	4	6	17	11
Initial provision for credit losses on acquired lending commitments (10)	—	3	—	—	1
All other acquisition-related expenses	—	2	—	—	4
Total “Other” expense	6	9	6	17	16
Total expenses related to acquisitions	20	33	15	46	48
Other — Insurance settlement received (12)	—	—	—	(24)	—
Tax effect of non-GAAP adjustments	(5)	(8)	(4)	(5)	(12)
Total non-GAAP adjustments, net of tax	15	25	11	17	36
Adjusted average common equity (3) (24)	$9,888	$9,024	$9,817	$9,722	$8,747

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Third Quarter of 2023	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

	Three months ended			Nine months ended
$ in millions	June 30, 2023	June 30, 2022	March 31, 2023	June 30, 2023	June 30, 2022
Average common equity (24)	$9,873	$8,999	$9,806	$9,705	$8,711
Less:
Average goodwill and identifiable intangible assets, net	1,930	1,460	1,936	1,932	1,169
Average deferred tax liabilities related to goodwill and identifiable intangible assets, net	(128)	(108)	(129)	(128)	(86)
Average tangible common equity (3) (24)	$8,071	$7,647	$7,999	$7,901	$7,628
Impact of non-GAAP adjustments on average tangible common equity:
Compensation, commissions and benefits:
Acquisition-related retention (9)	9	8	9	27	19
Other acquisition-related compensation	4	1	—	2	1
Total “Compensation, commissions and benefits” expense	13	9	9	29	20
Professional fees	1	2	—	—	5
Bank loan provision for credit losses — Initial provision for credit losses on acquired loans (10)	—	13	—	—	7
Other:
Amortization of identifiable intangible assets (23)	6	4	6	17	11
Initial provision for credit losses on acquired lending commitments (10)	—	3	—	—	1
All other acquisition-related expenses	—	2	—	—	4
Total “Other” expense	6	9	6	17	16
Total expenses related to acquisitions	20	33	15	46	48
Other — Insurance settlement received (12)	—	—	—	(24)	—
Tax effect of non-GAAP adjustments	(5)	(8)	(4)	(5)	(12)
Total non-GAAP adjustments, net of tax	15	25	11	17	36
Adjusted average tangible common equity (3) (24)	$8,086	$7,672	$8,010	$7,918	$7,664

Return on common equity (6)	14.9%	13.3%	17.3%	17.9%	16.3%
Adjusted return on common equity (3) (6)	16.1%	15.4%	18.2%	18.5%	17.6%
Return on tangible common equity (3) (6)	18.3%	15.6%	21.3%	22.0%	18.7%
Adjusted return on tangible common equity (3) (6)	19.7%	18.1%	22.3%	22.7%	20.1%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Third Quarter of 2023                                 Footnotes

(1)
Domestic Private Client Group net new assets represents domestic Private Client Group client inflows, including dividends and interest, less domestic Private Client Group client outflows, including commissions, advisory fees and other fees. The Domestic Private Client Group net new asset growth — annualized percentage is based on the beginning Domestic Private Client Group assets under administration balance for the indicated period.

(2)
These metrics include the impact of the departure of 60 financial advisors and approximately $4.6 billion of assets under administration, representing the portion of advisors previously associated through a single relationship in the firm’s independent contractors division whose affiliation with the firm ended in the fiscal third quarter of 2023.

(3)	These are non-GAAP financial measures. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures.

(4)	Estimated.

(5)
Earnings per common share is computed by dividing net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per common share, computed by dividing adjusted net income available to common shareholders (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period. The allocations of earnings and dividends to participating securities were $1 million for each of the three months ended June 30, 2023 and June 30, 2022, $2 million for the three months ended March 31, 2023, $4 million for the nine months ended June 30, 2023, and $2 million for the nine months ended June 30, 2022.

(6)	Return on common equity is computed by dividing annualized net income available to common shareholders by average common equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income available to common shareholders by average tangible common equity for each respective period. Adjusted return on common equity is computed by dividing annualized adjusted net income available to common shareholders by adjusted average common equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income available to common shareholders by adjusted average tangible common equity for each respective period. Tangible common equity is defined as total common equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

(7)	Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

(8)	Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period. Adjusted total compensation ratio is computed by dividing adjusted compensation, commissions and benefits expense by net revenues for each respective period.

(9)
Includes acquisition-related compensation expenses primarily arising from equity and cash-based retention awards issued in conjunction with acquisitions in prior years. Such retention awards are generally contingent upon the post-closing continuation of service of certain associates who joined the firm as part of such acquisitions and are expensed over the requisite service period.

(10)	Our results for the three and nine months ended June 30, 2022 included an initial provision for credit losses on loans and lending commitments acquired as part of our TriState Capital acquisition of $26 million (included in “Bank loan provision for credit losses”) and $5 million (included in “Other” expense), respectively. These provisions were required under U.S. generally accepted accounting principles to be recorded in earnings in the reporting period following the acquisition date.

(11)
The three and nine months ended June 30, 2023 and three months ended March 31, 2023 included the unfavorable impact of elevated provisions for legal and regulatory matters, which amounted to approximately $65 million, $100 million, and $25 million, respectively. Provisions for legal and regulatory matters did not have a significant impact on our results for the three and nine months ended June 30, 2022.

(12)
The nine months ended June 30, 2023 included the favorable impact of a $32 million insurance settlement received during the period related to a previously settled legal matter. This item has been reflected as an offset to Other expenses within our Other segment. In the computation of our non-GAAP financial measures, we have reversed the favorable impact of this item on adjusted pre-tax income and adjusted net income available to common shareholders. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures.

(13)	Book value per share is computed by dividing total common equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period.

(14)
We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at Raymond James Bank and TriState Capital Bank, which are included in our Bank segment, as well as various third-party banks. RJBDP balances swept to our Bank segment are reflected in Bank deposits on our Consolidated Statement of Financial Condition and within money market and other savings accounts in our net interest disclosures in this release. Fees earned by the Private Client Group segment on deposits held by our Bank segment are eliminated in consolidation.

(15)
In March 2023, we launched our Enhanced Savings Program, in which Private Client Group clients may deposit cash in a high-yield Raymond James Bank account. These balances are reflected in Bank deposits on our Consolidated Statement of Financial Condition and within interest-bearing demand deposits in our net interest disclosures in this release.

(16)	Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balances at third-party banks.

(17)	Loans are presented net of unamortized discounts, unearned income, and deferred loan fees and costs.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Third Quarter of 2023                                 Footnotes

(18)	Securities-based loans included loans collateralized by the borrower’s marketable securities at advance rates consistent with industry standards and, to a lesser extent, the cash surrender value of life insurance policies.

(19)	The average yield is presented on a taxable-equivalent basis for each respective period.

(20)
The average balance, interest expense, and average rate for “Total bank deposits” included amounts associated with affiliate deposits. Such amounts are eliminated in consolidation and are offset in “All other interest-bearing liabilities” under “All other segments”.

(21)
The Other segment includes the results of our private equity investments, interest income on certain corporate cash balances, certain acquisition-related expenses, and certain corporate overhead costs of RJF, including the interest costs on certain of our public debt, as well as certain provisions for legal and regulatory matters.

(22)	Corporate loans included commercial and industrial loans, commercial real estate loans, and real estate investment trust loans.

(23)	Amortization of identifiable intangible assets, which was included in “Other” expense, includes amortization of identifiable intangible assets arising from our acquisitions.

(24)
Average common equity for the quarter-to-date period is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by four, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated period to the beginning of year total, and dividing by four. Adjusted average common equity is computed by adjusting for the impact on average common equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period.